Press Release #201716	FOR IMMEDIATE RELEASE	July 31, 2017

Enertopia Announces Change of CFO and New Director

Vancouver, BC—Enertopia Corporation (ENRT–OTCQB) (TOP-CSE) (the "Company" or "Enertopia") provides the following update. Ms. Bal Bhullar is resigning as CFO and Director of Enertopia effective July 31, 2017. Bal has been CFO of Enertopia for over 9 and half years. Bal will stay on as a consultant and we look forward to her continued support during the transition period. Robert McAllister will be named as interim CFO for what is expected to be a short period of time as the Company evaluates several candidates, and positions itself for long-term growth.

“Firstly, I wish to thank Ms. Bal Bhullar for her dedicated work for the last nine and half years. Bal is dedicating her time on her new natural supplement company and Enertopia wishes her nothing but the best as she moves her business forward.

“I would like to take this opportunity thank Robert McAllister and Enertopia for their continued support during my time with them. I have started my new business venture, KISMET Nutrients where I will be devoting much of my time and energy into. I wish the great team at Enertopia much success as they continue with their strategic plan in Lithium Technology,” stated Bal Bhullar.

Secondly, I am happy to announce the board addition of Kristian Ross who has had a successful career in mineral exploration, development and production spanning the past four decades. Having known Kristian personally for over 20yrs I know his meticulous attention to details in project development will be a big asset to Enertopia moving forward.” Stated President Robert McAllister.

The Company expects to have a complete update on its exploration program shortly.

About Enertopia
Enertopia is concurrently working with water purification technology partner GWT using patent pending technology that is believed able to recover Lithium from brine solutions. The companies are currently in the planning phase for a much larger and expanded phase two of bench tests with the goal or achieving battery grade Lithium Carbonate. This is expected to result in the buildout of a pilot plant that will be based on positive results.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, Lithium brine recovery technology, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the funds raised will have any positive impact on Enertopia. There is no assurance that the current bench test will be successful and other projects will be acquired. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release